__________________, 2008

AskMeNow, Inc.
26 Executive Park
Suite 250
Irvine, California 92614

Ladies and Gentlemen:

This Subscription Agreement (the “Agreement”) sets forth the agreements and understandings between the undersigned (“Subscriber”) and AskMeNow, Inc., a corporation organized under the laws of Delaware (the “Company”), relating to Subscriber’s subscription for, and purchase of, the number of shares of the Company’s Series D Convertible Preferred Stock, par value $.01 per share (the “Series D Stock”), set forth on the signature page hereto (the “Shares”), at a price of $1.00 per Share.

1. Conditions to Subscription Acceptance and Closing. Subscriber understands and agrees that this subscription and the closing of the transactions contemplated hereby (the “Closing”) is made subject to the following terms and conditions:

(a) The Company has the right to accept or reject this subscription in whole or in part. Unless this subscription is rejected by the Company by January 31, 2008, this subscription shall be deemed accepted in whole.

(b) On or prior to the date of the Closing, Subscriber shall have furnished the Company with such information, documents, certificates and opinions as the Company may reasonably require to evidence the accuracy, completeness or satisfaction of the representations, warranties, covenants, agreements and conditions herein contained or as the Company otherwise may reasonably require.

(c) In consideration for Subscriber’s purchase of the Shares, at the Closing the Company shall issue to Subscriber a warrant (the “Warrant”) to purchase ________ shares of the Company’s Common Stock (such shares subject to the Warrant, the “Warrant Shares”), which represents a warrant to purchase two (2) shares of Common Stock for every One Dollar ($1.00) invested by Subscriber. The Warrant will be exercisable for a period of five (5) years at an exercise price equal to $0.10 per share, and subject to redemption by the Company as set forth in the Warrant.

2. Subscriber Representations and Warranties. In connection with Subscriber’s subscription for, and purchase of, the Shares and the issuance of the Warrant, Subscriber represents and warrants to the Company that:

(a) If Subscriber is a natural person, Subscriber (i) is a bona fide resident of the state or jurisdiction set forth on the signature page of this Agreement as Subscriber’s home address, and has no present intention of becoming a resident of any other state or jurisdiction; (ii) is at least 21 years of age; and (iii) is legally competent to execute this Agreement, the Confidential Investor Questionnaire included herewith, and any other documents and instruments required in connection herewith or therewith, if any (the “Transaction Documents”). If Subscriber is an entity, the person signing this Agreement and the Transaction Documents on behalf of the entity is duly authorized to execute and deliver this Agreement and the Transaction Documents on behalf of Subscriber. This Agreement and the Transaction Documents constitute the legal, valid and binding obligations of Subscriber, enforceable in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws relating to or affecting generally the enforcement of creditors’ rights and remedies or by other equitable principles.

(b) The execution and delivery of this Agreement and the Transaction Documents by Subscriber do not, and the performance of the terms hereof and thereof will not, contravene any material law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to Subscriber or Subscriber’s assets or properties, or of the charter, bylaws, operating agreement, partnership agreement or other governing agreements of Subscriber (if applicable), and will not conflict with, or result in any breach of, the terms, conditions or provisions of, or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in or permit the creation or imposition of any lien, charge or encumbrance upon any of the assets of Subscriber pursuant to any indenture, mortgage or other agreement or instrument or any judgment, decree, order or decision to which Subscriber is a party or by which Subscriber is bound.

(c) Under existing law, no approval, authorization, license, permit or other action by or filing with any Federal, state, municipal or other governmental commission, board or agency is required on the part of Subscriber in connection with the execution and delivery by Subscriber of this Agreement and the Transaction Documents, or the consummation of the transactions contemplated hereby and thereby.

(d) There are no actions, suits or proceedings existing, pending or, to the knowledge of Subscriber, threatened against or affecting Subscriber before any court, arbitrator or governmental or administrative body or agency that would affect the validity or enforceability of this Agreement or the Transaction Documents, or that would have a material adverse affect on the ability of Subscriber to perform Subscriber’s obligations hereunder and thereunder.

(e) Subscriber has such knowledge and experience in financial and business matters so as to be capable of evaluating and understanding, and has evaluated and understood, the merits and risks of an investment in the Company and the purchase of the Shares and acquisition of the Warrant, and Subscriber has been given the opportunity (i) to obtain information and to examine all documents relating to the Company and the Company’s business, (ii) to ask questions of, and to receive answers from, the Company concerning the Company, the Company’s business and the terms and conditions of this investment, and (iii) to obtain any additional information, to the extent the Company possesses such information or could acquire such information without unreasonable effort or expense, necessary to verify the accuracy of any information previously furnished. All such questions have been answered to Subscriber’s full satisfaction, and all information and documents, records and books pertaining to this investment which Subscriber has requested have been made available to Subscriber. Subscriber expressly agrees and acknowledges that the Company’s periodic and current filings with the Securities and Exchange Commission (the “SEC”), which filings contain financial statements and other information of interest to investors, are available via the SEC’s website at www.sec.gov.

(f) Subscriber is able to bear the substantial economic risks of Subscriber’s investment in the Company and the purchase of the Shares and acquisition of the Warrant in that, among other factors, Subscriber can afford to hold the Shares, the Warrant and any Warrant Shares issued upon exercise of the Warrant for an indefinite period and can afford a complete loss of Subscriber’s investment in the Company.

(g) No material adverse change in Subscriber’s financial condition has taken place during the past twelve (12) months, and Subscriber will have sufficient liquidity with respect to Subscriber’s net worth for an adequate period of time to provide for Subscriber’s needs and contingencies.

(h) Subscriber is relying solely on Subscriber’s own decision and/or the advice of Subscriber’s own adviser(s) with respect to an investment in the Company and the purchase of the Shares and acquisition of the Warrant, and has neither received nor relied on any communication from the Company or its officers or agents regarding any legal, investment or tax advice relating to an investment in the Company.

(i) Subscriber has had an opportunity to read and understand the provisions of this Agreement and the Transaction Documents, to consult with Subscriber’s adviser(s) or counsel regarding the operation and consequences of those provisions, and has considered the effect of those provisions on Subscriber.

(j) Subscriber recognizes that an investment in the Company involves substantial risks in that, among other factors: (i) the Company has only a limited operating history and has not had profitable operations from its inception to date; (ii) the Company’s current business is dependent on a single product, the AskMeNow™ service, which has generated only limited revenue to date; (iii) qualified financial statements for the Company question its ability to continue as a going concern; (iv) the Company is engaged in an industry which is highly competitive and subject to substantial risks, and many of the Company’s competitors have significantly greater financial and technical resources; (v) as of the end of the Company’s 2007 fiscal year, the Company had a very limited amount of working capital available to it and will require a significant amount of capital to continue operations; and (vi) neither the Shares nor the Warrant or any Warrant Shares will be registered under applicable federal and state securities laws (except as may be set forth in the Transaction Documents) and, accordingly, it may not be possible to liquidate an investment in the Company in case of immediate need of funds or any other emergency, if at all. Subscriber has taken full cognizance of, and understands, such risks and has obtained sufficient information to evaluate the merits and risks of an investment in the Company and the purchase of the Shares and acquisition of the Warrant.

(k) Subscriber confirms that none of the Company’s officers nor any of the Company’s agents have made any representations or warranties concerning an investment in the Company, including, without limitation, any representations or warranties concerning anticipated financial results, or the likelihood of success of the operations, of the Company.

(l) Subscriber is acquiring the Shares and the Warrant (including any Warrant Shares issuable upon the exercise thereof) for Subscriber’s own account, for investment and not with a view to, or in connection with, any public offering or distribution of the same and without any present intention to sell the same at any particular event or circumstance. Subscriber has no agreement or other arrangement with any person to sell, transfer or pledge any part of the Shares, the Warrant or any Warrant Shares which would guarantee Subscriber any profit or protect against any loss with respect to the Shares or Warrant.

(m) Subscriber understands that no U.S. Federal or state or international agency has passed on or made any recommendation or endorsement of an investment in the Shares.

(n) Subscriber understands that neither the Shares nor the Warrant (or any Warrant Shares issuable upon exercise thereof) have been registered under the Securities Act of 1933, as amended (the “Act”), or applicable U.S. state securities laws or any securities laws of any other jurisdiction, and are being offered and sold under an exemption from registration provided by such laws and the rules and regulations thereunder. Further, Subscriber understands that the Company is under no obligation to register the Shares or the Warrant (or any Warrant Shares issuable upon exercise thereof) or to comply with any exemption under any applicable securities laws with respect thereto or any other ownership interest in the Company except as may be set forth in the Transaction Documents. Subscriber may therefore be required to bear the economic risks of an investment in the Company for an indefinite period of time because the Shares and the Warrant (and any Warrant Shares issuable upon exercise thereof) cannot be resold unless registered under applicable securities laws or unless an exemption from such registration is available. Subscriber also understands that (i) the exemption provided by Rule 144 under the Act may not be available because of the conditions and limitations of such rule, and that in the absence of the availability of such rule, any disposition by Subscriber of any securities of the Company may require compliance with some other exemption under the Act; and, (ii) the Company is under no obligation and does not plan to take any action in furtherance of making Rule 144 or any other exemption so available.

(o) If Subscriber is required in the future to file a Form 144 with the SEC in connection with sales of Shares or the Warrant (or any Warrant Shares issuable upon exercise thereof) or any other ownership interest in the Company pursuant to Rule 144 under the Act, Subscriber will deliver a copy of such form to the Company at the same time and each time Subscriber is required to file a copy with the SEC.

(p) Subscriber is either (i) an “accredited investor” as such term is defined in Rule 501(a) promulgated under the Act or (ii) not a “U.S. person” as defined in Rule 902 of Regulation S promulgated under the Act, and will execute and deliver the Confidential Investor Questionnaire attached hereto as Exhibit A simultaneously with the execution and delivery of this Agreement.

(q) Subscriber agrees that the foregoing representations and warranties will survive the sale of the Shares and issuance of the Warrant to Subscriber, as well as any investigation made by any party relying on same.

(r) Except as Subscriber shall have clearly and expressly disclosed to the Company, Subscriber has not authorized any underwriter, broker, dealer, agent or finder to act on Subscriber’s behalf (nor does Subscriber have any knowledge of any broker, dealer, agent or finder purporting to act on Subscriber’s behalf) with respect to Subscriber’s purchase of the Shares or acquisition of the Warrant and Subscriber has not paid directly or indirectly any commission or similar remuneration with respect to such acquisition. Subscriber hereby agrees to indemnify and hold harmless the Company and its directors, officers and agents from and against any cost, expense, claim, liability or damage arising out of or resulting from a breach of such representation and warranty.

3. General Provisions.

(a) This Agreement will be governed by and construed in accordance with the substantive laws of the State of Delaware without regard to rules thereof relating to conflicts of laws.

(b) This Agreement and the Transaction Documents together constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede any prior subscription agreement for Shares executed by Subscriber. This Agreement may be amended only by a writing executed by the parties.

(c) The Shares and the Warrant (and any Warrant Shares issuable upon exercise thereof) will be assigned or transferred only in accordance with applicable law and the terms of this Agreement and the Transaction Documents.

(d) This Agreement will survive Subscriber’s death or dissolution and will be binding upon Subscriber’s successors, heirs, assignees, representatives and distributees.

(Signatures appear on next page.)

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IN WITNESS WHEREOF, Subscriber has hereby executed this Agreement as of the date set forth above.

SUBSCRIBER:

If an Individual:	If an Entity:

Name of Entity: ____________________________________________

By:
Name:	Name:
(Please print)	Title:

Mailing Address:

E-Mail Address: __________________________________

Social Security Number/U.S. Employer Identification Number: __________________________________

Number of Shares for which Subscription is tendered: __________________________________

Purchase Price: __________________________________

Aggregate Consideration: __________________________________

Warrants Issued: __________________________________

ACCEPTED:

AskMeNow, Inc.,
  a Delaware corporation

By:
Name:
Title:

Date of Acceptance: __________________________________

EXHIBIT A

Confidential Investor Questionnaire

The undersigned represents and warrants that he, she or it comes within one of the categories marked below, and that for any category marked, he, she or it has truthfully set forth the factual basis or reason the undersigned comes within that category. ALL INFORMATION IN RESPONSE TO THIS QUESTIONNAIRE WILL BE KEPT STRICTLY CONFIDENTIAL. The undersigned agrees to furnish such additional information as is reasonably necessary in order to verify the answers set forth below.

Please mark next to each applicable paragraph:

_____ a. The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000.

Explanation. In calculating net worth, you may include equity in personal property and real estate, including your principal residence, cash, short-term investments, stock and securities. Equity in personal property and real estate should be based on the appraised fair market value of such property, less debt secured by such property.

_____ b. The undersigned is an individual (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and the full amount of capital gains and losses, but excluding any income of other family members and any unrealized capital appreciation), and has a reasonable expectation of reaching the same income level in the current year.

_____ c. The undersigned is a director or executive officer of AskMeNow, Inc. or a subsidiary thereof.

_____ d. The undersigned is (i) a bank or a savings and loan association, (ii) a registered broker dealer, (iii) an insurance company, (iv) a registered investment company or business development company, (v) a licensed small business investment company, (vi) a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions (or any agency or instrumentality thereof), for the benefit of its employees, if such plan has total assets in excess of $5,000,000, or (vii) an employee benefit plan within the meaning of Title I of ERISA, and (1) the investment decision is made by a plan fiduciary which is either a bank, savings and loan association, insurance company or registered investment adviser or (2) the plan has total assets in excess of $5,000,000 or is a self-directed plan with investment decisions made solely by persons that are accredited investors.

Describe entity.

________________________________________________________

________________________________________________________

_____ e. The undersigned is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended.

Describe entity.

_________________________________________________________

_________________________________________________________

_____ f. The undersigned is a corporation, partnership, business trust or non-profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, as amended, in each case not formed for the specific purpose of potentially making an investment in connection herewith and with total assets in excess of $5,000,000.

Describe entity.

__________________________________________________________

__________________________________________________________

_____ g. The undersigned is a trust (not formed for the specific purpose of potentially making an investment in connection herewith) with total assets in excess of $5,000,000, where the purchase is directed by a person with the knowledge and experience in financial and business matters to capably evaluate the merits and risks of the prospective investment, as set forth in Rule 506(b)(2)(ii) promulgated under the Securities Act of 1933, as amended.

_____ h. The undersigned is an entity all the equity owners of which are “accredited investors” within one or more of the above categories.

Describe entity.

__________________________________________________________

__________________________________________________________

_____ i. The undersigned is not a “U.S. person” as defined in Rule 902 of Regulation S promulgated under the Securities Act of 1933, as amended.

Explanation. The Securities Act defines a U.S. person as (i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. person; (iv) any trust of which any trustee is a U.S. person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States; and (viii) any partnership or corporation if (A) organized or incorporated under the laws of any foreign jurisdiction and (B) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors who are not natural persons, estate or trusts.

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The undersigned is aware of the significance of the foregoing representations. The undersigned is also aware that the above representations made by him, her or it will be relied upon in connection with any investment made in AskMeNow, Inc. pursuant to the accompanying document or documents.

Date: _______________________	Signature

Print name

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